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                                                                       EXHIBIT 1

                        PROVIDIAN FINANCIAL CORPORATION

                                 $884,000,000

                         Principal Amount at Maturity

                    Zero Coupon Convertible Notes due 2021

                                  ___________

                            Underwriting Agreement
                            ----------------------

                                             February 8, 2001

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
SALOMON SMITH BARNEY INC.
as Representatives of the several
Underwriters named on Schedule 1 hereto
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

Ladies and Gentlemen:

     Providian Financial Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Underwriters") an aggregate of $884,000,000 principal amount at maturity of its Zero Coupon Convertible Notes Due 2021, convertible into common stock, par value $0.01 per share (the "Stock"), of the Company (the "Firm Securities") and, at the election of the Underwriters pursuant to Section 2 hereof, up to an aggregate of $131,000,000 additional aggregate principal amount at maturity of such Notes (the "Optional Securities," and together with the Firm Securities, the "Securities").

     1. The Company represents and warrants to, and agrees with, the Underwriters that:

          (a) A Registration Statement on Form S-3 (Registration No. 333-55937), including a prospectus, with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has become effective. Copies of such registration statement have been delivered by the Company to you as the Underwriters. As used in this Agreement, (i) "Registration Statement" means such registration statement, as amended and supplemented to the date hereof; (ii) "Basic Prospectus" means the prospectus included in the Registration Statement as amended or supplemented to the date hereof; and (iii) "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement specifically
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relating to the Securities (including in each case all documents incorporated therein by reference (the "Incorporated Documents")), as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Prospectus, and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with;

          (b) The Registration Statement and the Prospectus contain (and in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made will contain) at all times during the period specified in paragraph 5(c) hereof, all statements which are required to be contained in the Registration Statement and the Prospectus by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder; the Indenture referred to below with any amendments and supplements thereto will conform with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement, the Prospectus and the Incorporated Documents do not (and in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made will not) at any time during the period specified in paragraph 5(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or any Prospectus in reliance and based upon information furnished to the Company by or on behalf of any Underwriter;

          (c) Since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has not been any material adverse change in or affecting the condition, financial or otherwise, business affairs, or business prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business and other than those which have been and are required to be disclosed in the Prospectus;

          (d) Each of the Company and each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company (each, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial property, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

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          (e) The Company has an authorized capitalization as set forth in the
Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests or claims;

          (f) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and entitled to the benefits provided by the indenture dated as of May 1, 1999 and the second supplemental indenture to be dated as of February 15, 2001 (collectively, the "Indenture") between the Company and Bank One Trust Company, N.A., as Trustee (the "Trustee"), under which they are to be issued; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and when the second supplemental indenture is executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

          (g) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except the registration under the Act of the Securities and the shares of Stock issuable upon conversion thereof, such as have been obtained under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

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          (h) Neither the Company nor any Significant Subsidiary is in violation of its Charter or By-laws or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, credit agreement, note, lease or other agreement or instrument to which the Company or such Significant Subsidiary is a party or by which any of them may be bound or to which the property or assets of the Company or such Significant Subsidiary is subject which is reasonably likely to have a material adverse effect on the condition (financial or other) or business, or materially affect the property or assets, of the Company and its subsidiaries taken as a whole;

          (i) Except as set forth in the Prospectus, there is no action, suit or proceeding to which the Company or any of its subsidiaries is a party pending before or brought by any court, arbitrator or governmental body, nor is any such action, suit or proceeding to the knowledge of the Company threatened, in respect of which, in the judgment of the Company, there is any reasonable likelihood that it will result in a material adverse change in the condition (financial or other) or business, or materially affect the properties or assets, of the Company and its subsidiaries taken as a whole;

          (j) The Company is not, and after giving effect to the offering and sale of the Securities, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (k) The accountants who reported on the financial statements and any required supporting schedules thereto included in the Registration Statement and Prospectus are independent accountants as required by the Act and the Rules and Regulations.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, the Firm Securities, at a purchase price of $452.89 per $1,000 principal amount at maturity and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at a purchase price of $452.89 per $1,000 principal amount at maturity plus accrued interest, if any, or amortized original issue discount, if any, from February 15, 2001, that aggregate principal amount at maturity of the Optional Securities as to which such election shall have been exercised.

     The Company hereby grants to the Underwriters the right to purchase at their election up to $131,000,000 aggregate principal amount at maturity of Optional Securities, at the price set forth in clause (b) of the first paragraph of this Section 2, for the sole purpose of covering sales of securities in excess of the aggregate principal amount at maturity of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount at maturity of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in

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writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Securities, the Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Securities to be purchased by the Underwriters hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to the Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Banc of America Securities LLC at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Banc of America Securities LLC at DTC. The Company will cause the certificates representing the Securities to be made available to Banc of America Securities LLC for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on February 15, 2001 or such other time and date as Banc of America Securities LLC and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Banc of America Securities LLC in the written notice given by Banc of America Securities LLC of the Underwriters' election to purchase such Optional Securities, or such other time and date as Banc of America Securities LLC and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery," such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

          (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties. hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or such other place as may be agreed to in writing by the Company and the Underwriters (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

     5.   The Company agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of

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business on the second business day following the execution and delivery of this
Agreement; to make no further amendment or supplement to the Registration Statement or Prospectus prior to such Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof unless in the opinion of counsel to the Company such amendment or supplement is required by law; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Securities or the shares of Stock issuable upon conversion of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) As soon as reasonably practicable after the date of this Agreement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date of the Prospectus and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or

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effect such compliance; and in case the Underwriters are required to deliver a prospectus in connection with sales of any of the Securities and the shares of Stock issuable upon conversion of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriters, to prepare and deliver to the Underwriters as many copies as you may request of an amended or supplemented Prospectus complying with
Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than 90 days after close of the period covered thereby, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) and covering each twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement or a post-effective amendment thereto (within the meaning of Rule 158);

          (e) No offering, sale or other disposition or hedge involving such offering, sale or other disposition of any Stock or any other securities convertible or exchangeable or exercisable for the Stock, will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company other than pursuant to employee stock option, stock ownership or equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, without your prior written consent;

          (f) During the period when delivery of a prospectus is required in connection with the offering or sale of the Securities, to deliver to you (i) as soon as they are available, copies of any reports and financial statements the Company furnishes to or files with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to the Commission);

          (g) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities;

          (h) To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange; and

          (i) To give you prior notice of any transactions of a type that would be subject to the restrictions set forth in Annex IIB, either by any directors of the Company or by any executive officers of the Company listed on Annex IIA, with respect to the Stock or any other securities convertible or exchangeable or exercisable for the Stock during the period commencing 15 days after the date hereof and ending 45 days after the date hereof, as set forth in Annex IIB.

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     6.   The Company covenants and agrees with the Underwriters that the
Company will pay or cause to be paid the following: (i) the fees and expenses of the Company's counsel and accountants in connection with the registration of the Securities and the shares of Stock issuable upon conversion of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make. In addition, the Underwriters agree to reimburse the Company for fees and expenses of the Company's counsel and accountants specified in (i) above up to a maximum of $150,000.

     7. The obligations of the Underwriters hereunder shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) The Underwriters shall have received at such Time of Delivery an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated such Time of Delivery and covering the matters previously requested by the Representatives, in form and substance

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satisfactory to the Representatives and their counsel in their sole discretion, including the opinion set forth in paragraph 10 of Exhibit 1 hereto.

          (c) The Underwriters shall have received at such Time of Delivery an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, dated such Time of Delivery substantially in the form of Exhibit 1 hereto.

          (d) The Underwriters shall have received at such Time of Delivery an opinion of Robert C. Rowe, Esq., Associate General Counsel to the Company, dated such Time of Delivery substantially in the form of Exhibit 2 hereto.

          (e) On the date of this Agreement at a time prior to the execution of this Agreement and at such Time of Delivery, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to you a letter, dated the date of this Agreement and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex I hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as you may reasonably request and in form and substance satisfactory to you;

          (f) Since the respective dates as of which information is given in the Prospectus as amended or supplemented and prior to such Time of Delivery, there shall not have been any change in or affecting the condition, financial or otherwise, business affairs and business prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended and supplemented through the date of this Agreement, the effect of which is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (g) On or after the date hereof until the Time of Delivery (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (h) On or after the date hereof until the Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clauses (i), (ii), (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the

                                       9
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public offering or the delivery of the Securities being issued at such Time of
Delivery on the terms and in the manner contemplated in the Prospectus;

          (i) An application for the listing of the shares of Stock issuable upon conversion of the Securities shall have been filed with the New York Stock Exchange;

          (j) The Company shall have furnished or caused to be furnished to you a certificate of officers of the Company, dated the Time of Delivery, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

          (k) The Underwriters shall have received from each executive officer of the Company listed on Annex IIA a signed letter in the form of Annex IIB hereto and the Company shall have notified each director of the Company of restrictions set forth in Annex IIB and required each such director to comply with such restrictions to the same extent as they are applied to the executive officers listed on Annex IIA.

     8. (a) The Company will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and provided, further, that the Company shall not be liable to the Underwriters under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus supplement to the extent that any such loss, claim, damage or liability results from the fact that the Underwriters sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to the Underwriters and the untrue statement or omission of a material fact contained in the preliminary prospectus supplement was corrected in such Prospectus (or any amendment or supplement thereto).

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          (b) The Underwriters will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability under such subsection unless such failure has materially prejudiced the indemnifying party's ability to defend such claim; provided, that the failure to notify the indemnifying party shall not relieve it from any other liability which it may have to an indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party,
(ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise, have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     10. If for any reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by Banc of America Securities LLC, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 6 and 8 hereof.

     11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Banc of America Securities LLC, 9 West 57/th/ Street, New York, New York 10019, Attention:

Eric Hambleton; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Treasurer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

     13. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

                                        Very truly yours,


                                        Providian Financial Corporation


                                        By:    /s/ David J. Petrini
                                           -------------------------------------
                                           Name:   David J. Petrini
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written:

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
SALOMON SMITH BARNEY INC.
as Representatives of the Underwriters listed on
Schedule 1 hereto


By:  BANC OF AMERICA SECURITIES LLC



By:    /s/ William C. Caccamise
   --------------------------------------
   Name:   William C. Caccamise
   Title:  Managing Director

                                                                      SCHEDULE 1


                                                                            Maximum Additional Principal
                                                                                Amount At Maturity of
                                                                            Securities to be Purchased if
                                              Principal Amount At              Overallotment Option is
         Name of Underwriter                 Maturity of Securities                   Exercised
         -------------------               --------------------------      -----------------------------
Banc of America Securities LLC                    $795,600,000                       $117,900,000
J.P. Morgan Securities Inc.                       $ 44,200,000                       $  6,550,000
Salomon Smith Barney Inc.                         $ 44,200,000                       $  6,550,000

TOTAL                                             $884,000,000                       $131,000,000

                                                                      SCHEDULE 2

Underwriters

Banc of America Securities LLC
9 West 57/th/ Street, 40/th/ Floor
New York, New York 10019

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260-0060

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

                                                                       Exhibit 1

            [Form of Opinion of Orrick, Herrington & Sutcliffe LLP]



                                                 February 15, 2001



Banc of America Securities LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
     as Representatives of the several
     Underwriters named on Schedule I hereto
c/o Banc of America Securities LLC
    9 West 57th Street, 40th Floor
    New York, NY  10019

          Re:  Providian Financial Corporation
               Zero Coupon Convertible Notes due 2021

Ladies and Gentlemen:

     We are furnishing you this opinion in compliance with the provisions of
Section 7(c) of the Underwriting Agreement, dated February 8, 2001 (the "Underwriting Agreement"), between Providian Financial Corporation (the "Company") and you, providing for the sale by the Company to you of its Zero Coupon Convertible Notes due 2021 (the "Notes") in an aggregate principal amount at maturity of $. issued pursuant to that certain Indenture, dated as of May 1, 1999 between the Company and Bank One Trust Company, N. A., as successor in interest to The First National Bank of Chicago, as trustee (the "Trustee"), as supplemented by that certain Supplemental Indenture, dated as of ., 2001 between the Company and the Trustee (the "Indenture").

     We have acted as counsel for the Company and as such have participated in and are familiar with the corporate proceedings relating to the sale of the Notes by the Company in accordance with the terms of the Underwriting Agreement. Unless otherwise defined herein, all terms defined in the Underwriting Agreement shall have the same respective meanings when used herein.

     In this regard, we have examined executed originals or copies of the following, copies of which have been delivered to you:

     (a) All proceedings and documents relating to the incorporation of the Company under the laws of the State of Delaware, including the certificate of incorporation and all amendments thereto to the date hereof (the "Certificate of Incorporation"), the by-laws of the Company as amended to the date hereof (the "By-laws') and the resolutions adopted by the

Board of Directors of the Company on and the resolutions adopted by unanimous written consent of the Special Committee on relating to the sale of the Notes pursuant to the Underwriting Agreement.

     (b) The Registration Statement (Form S-3), Registration No. 333-55937 (the "Registration Statement"), filed on June 3, 1998 with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act"); evidence satisfactory to us that the Registration Statement became effective on June 24, 1998; the Prospectus dated May 14, 1999 as filed with the Commission on May 18, 1999 and the Prospectus Supplement dated February 8, 2001 in the form filed with the Commission pursuant to Rule 424(b), including all documents incorporated by reference therein as of the date of such filing, except for any statements in documents which are deemed under the Commission's Rule 412 not to be so incorporated (collectively, the "Prospectus").

     (c)  The Underwriting Agreement.

     (d) The Indenture and evidence satisfactory to us that the Indenture became qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1939 Act"), on May 5, 1999.

     (e) The certificates of various corporate officers delivered by the Company to you on the date hereof.

     (f) The certificates of certain state authorities and filing officers, copies of which are being delivered to you on the date hereof.

     (g) The other documents delivered on the date hereof in connection with the issuance and sale of the Notes.

     (h) The opinion of Robert C. Rowe, Associate General Counsel to the Company, delivered on the date hereof to you.

     (i) Such other instruments, corporate records, certificates and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

     Based upon such examination. and having regard for legal considerations that we deem relevant and subject to the assumptions, qualifications and limitations set forth below, we are of the following opinion:

     1. We do not know of any litigation or any governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries which in our opinion would individually or in the aggregate reasonably be expected to have a material adverse effect on the business or financial position of the Company and its subsidiaries taken as a whole or be required to be disclosed in tile Registration Statement which is not disclosed and accurately summarized in the Prospectus.

     2. The Notes have been duly executed, issued and delivered by the Company and, when authenticated by the Trustee, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Indenture; and the Indenture conforms and the Notes conform in all material respects to the descriptions thereof in the Prospectus.

     3. The Indenture constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms; and the Indenture has been duly qualified under the 1939 Act.

     4. The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, the Underwriting Agreement, and the consummation of the transactions therein contemplated, will not conflict with or result in any violation of, to our knowledge, any statute of the United States of America or the Delaware General Corporation Law or any rule or regulation thereunder as amended (provided that no opinion is expressed in this paragraph as to compliance with the 1933 Act, the 1939 Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1934 Act") or the Delaware Securities Act, or with the Bankruptcy Code of 1978, as amended, with respect to any proceeding in which the Company is the debtor) or, to our knowledge, any order of any court or governmental agency or body of the United States of America; and no filing, consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes by the Company or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement or the Indenture, except such as have been obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Delaware securities laws or Blue Sky laws in connection with the purchase and distribution of the Notes by you.

     5. The Registration Statement has been declared effective under the Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance therewith and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for a stop order have been instituted or are pending or threatened under Section 8(d) of the Act.

     6. The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     7. The Registration Statement, as of the date on which any part thereof became effective, and the Prospectus, as of its date or the date hereof (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion or belief) complied or complies as to form in all material respects with the requirements of the 1933 Act and the 1939 Act.

     8. The Company is not an "investment company" or an entity controlled by an "investment company" under the Investment Company Act of 1940, as amended.

     9. The statements set forth in the Prospectus under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Notes, and under the captions "Material United States Income Tax Considerations" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are correct in all material respects.

     10. In addition, while we make no representation that we have independently verified the accuracy or completeness of the information contained in the documents incorporated by reference in the Prospectus, we have no reason to believe that any of such documents (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion or belief), when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, in each case after excluding any statement in any such documents which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 of Regulation C under the 1933 Act. Further, while we make no representation that we have independently verified the accuracy or completeness of the information contained in the Registration Statement and the Prospectus (other than as set forth in paragraph 9 above), we have no reason to believe that any part of the Registration Statement, as of the date on which such part became effective, or the Prospectus, as of its date or the date hereof (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion or belief), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case after excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the 1933 Act; and we do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

     With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) that, except as specifically covered in the opinions set forth above, the documents referred to herein were duly authorized, executed and delivered on behalf of the respective patties thereto and that such documents are legal, valid and binding obligations of such parties.

     Whenever a statement herein is qualified by the phrases "we do not know," "known to us," "we have no reason to believe," or "to our knowledge," it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion.

     Our opinion that any document is valid, binding or enforceable is qualified as to:

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; and

     (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     With respect to our opinions in paragraphs 6 and 7, in passing on the form of such documents, we have necessarily assumed the correctness and completeness of the statements made therein.

     We express no opinion as to matters of law other than laws of the State of New York, the federal law of the United States of America and the Delaware General Corporation Law. As you know, we are not licensed to practice law in the State of Delaware, and our opinions herein as to such law are based solely on our review of standard compilations of the Delaware General Corporation Law.

     This opinion is solely for your benefit and may not be relied upon, used, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion for events occurring or coming to our attention after the date hereof.

                                               Very truly yours,

                                                                       Exhibit 2



       [Form of Opinion of the Associate General Counsel of the Company]


                                                 February 15, 2001

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
     as Representatives of the several
     Underwriters named on Schedule I hereto
c/o Banc of America Securities LLC
    9 West 57th Street, 40th Floor
    New York, NY  10019

          Re:  Providian Financial Corporation
               Zero Coupon Convertible Notes due 2021

Ladies and Gentlemen:

     I have acted as in-house counsel for Providian Financial Corporation (the "Company") in connection with the Underwriting Agreement dated February 8, 2001 (the "Underwriting Agreement") between the Company and you, providing for the sale by the Company to you of its Zero Coupon Convertible Notes due 2021 in an aggregate principal amount at maturity of $. (the "Notes") pursuant to the Indenture dated as of May 1, 1999, as supplemented by the Supplemental Indenture dated as of February 15, 2001 (as so supplemented, the "Indenture"), between the Company and Bank One Trust Company, N.A., as successor trustee. This opinion is being furnished pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used but not otherwise defined herein have the meanings specified in the Underwriting Agreement.

     For purposes of rendering this opinion, I have examined originals or copies identified to my satisfaction of the following documents:

     (a) the Underwriting Agreement;

     (b) the Indenture;

     (c) the form of the Notes;

     (d) the Prospectus;

     (e) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; and

     (f) a certificate of good standing with respect to the Company dated February ., 2001 issued by the Delaware Secretary of State.

     In addition, I have made such inquiries and investigations and reviewed such corporate records as I have deemed necessary to render the opinions set forth herein.

     In this letter, the phrase "to my knowledge" refers to my actual knowledge based on my review of the documents listed above and the information, inquiries and investigations described herein and no others.

     For purposes of this opinion, I have assumed (i) the due authorization, execution and delivery of the Underwriting Agreement and the Indenture by all parties thereto other than the Company; (ii) that all such parties other than the Company have the legal power to act in the capacities in which they are to act under such documents; (iii) that each such party other than the Company has performed and will perform its obligations thereunder; (iv) that the Underwriting Agreement and the Indenture are the legal, valid and binding obligation of all parties thereto other than the Company, enforceable against each such party in accordance with its terms; and (v) the conformity to the original documents of any of the documents listed above submitted to me as certified or photostatic copies, the authenticity of such documents and the genuineness of all signatures on such documents.

     Based upon and subject to the foregoing and to the assumptions, qualifications and exceptions set forth below, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and conduct its business as described in the Prospectus.

     2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Common Stock initially issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description of the Common Stock contained in the Prospectus.

     3. Each of the Underwriting Agreement, the Indenture and the Notes has been duly authorized, executed and delivered by the Company.

     4. The issue and sale of the Notes and the compliance by the Company with the provisions of the Underwriting Agreement, the Indenture and the Notes, and the consummation of the transactions therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to me to which the Company is a party or by which the Company is bound, which conflict, breach or default, if any, would individually or in the aggregate have a material adverse effect on the business or financial position of the Company and its subsidiaries taken as a whole; nor will any such action result in any violation of the Certificate of Incorporation or Bylaws of the Company, or, to my knowledge, any applicable federal laws of the United States of America or the Delaware General Corporation Law or any rule or regulation thereunder or, to my knowledge, any order of any court or governmental agency or body of the United States of America.

     5. To my knowledge there are no actions, proceedings or investigations pending or threatened against the Company or any of its subsidiaries before any court, administrative agency or other tribunal which would individually or in the aggregate reasonably be expected to have a material adverse effect on the business or financial position of the Company and its subsidiaries taken as a whole or are required to be disclosed in the Registration Statement which is not disclosed or accurately summarized in all material respects in the Prospectus.

     6. The statements set forth in the Prospectus under the caption "Description of the Common Stock," insofar as it purports to constitute a summary of the terms of the Stock, and under the captions "Providian Financial Corporation - Regulatory Matters" and "Legal Proceedings", insofar as they purport to describe the provisions of the laws and documents referred to therein, are correct in all material respects.

     This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law in effect on the date of this letter, as applied to the factual circumstances on which I have relied (as set forth above) in existence on the date hereof; provided that no opinion is expressed herein as to the Act, as amended, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939. I express no opinion as to the laws of any other time or jurisdiction, or the applicability of the laws of any particular jurisdiction, or the enforceability of any choice of law provision in any of the documents referred to herein. I do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which I may become aware, which may affect the conclusions reached in this opinion.

     This opinion is delivered solely for your benefit in connection with the transactions described herein and may not be relied upon by any other person or for any other purpose, nor may it be used, circulated, published, communicated, quoted or otherwise referred to or made available to any other person without, in each instance, my prior written consent, except that this opinion may be relied upon by Orrick, Herrington & Sutcliffe LLP in giving their opinion to you of even date herewith.

                                             Very truly yours,

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

                                                                      ANNEX II-A

List of Executive Officers



                               Shailesh J. Mehta

                                 David Alvarez

                               David J. Petrini

                                 Ellen Richey

                                                                      ANNEX II-B

                        Providian Financial Corporation


                           Form of Lock-Up Agreement


February ., 2001


Banc of America Securities LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
     as Representatives of the several
     Underwriters named on Schedule I hereto
c/o Banc of America Securities LLC
    9 West 57th Street, 40th Floor
    New York, NY  10019

          Re:  Providian Financial Corporation - Lock-Up Agreement

Ladies and Gentlemen:

     The undersigned understands that you, as underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with Providian Financial Corporation, a Delaware corporation (the "Company"), providing for a public offering of up to $. (including the exercise of the Underwriters' over-allotment option) aggregate principal amount at maturity of the Company's Zero Coupon Convertible Notes due 2021 (the "Securities"), convertible into shares of common stock, par value $0.01 per share, of the Company (the "Shares"), pursuant to the Registration Statement and the Prospectus (each as defined in the Underwriting Agreement).

     In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 45 days after the date hereof, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares or any other securities convertible or exchangeable or exercisable for the Shares, whether now owned or hereinafter acquired, owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the "Undersigned's Shares"); provided, however, that during the period commencing on the fifteenth day after the date hereof and ending 45 days after the date hereof, the undersigned may with the approval of the Chief Executive Officer of the Company and upon prior notice to Banc of America Securities LLC of such transaction, engage in transactions with respect to the Shares or any other securities convertible or exchangeable or exercisable for the Shares, it being understood that no more than 500,000 Shares (or any other securities convertible or exchangeable or exercisable for the Shares) may, in the aggregate, be sold by Shailesh J. Mehta, David Alvarez, David J. Petrini, Ellen Richey and all directors of the Company during this period.

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or any call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Banc of America Securities LLC. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that, any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                        Very truly yours,



                                        ____________________________________
                                        Exact Name of Officer


                                        ____________________________________
                                        Authorized Signature


                                        ____________________________________
                                        Title

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